FORM OF PROXY

                                                  INNOVO GROUP INC.
                                                27 NORTH MAIN STREET
                                           SPRINGFIELD,  TENNESSEE  37172

                                      THIS PROXY IS SOLICITED ON BEHALF OF THE
                                                 BOARD OF DIRECTORS

     The undersigned hereby appoints Patricia Anderson-Lasko and Terrance J. Bond, or their duly appointed substitute, as Proxy, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Innovo Group Inc. held of record by the undersigned on February 15, 1997 at the Annual Meeting of Stockholders to be held on April 4, 1997 or any adjournment thereof.

A.       Election of Directors

         Nominees: Patricia Anderson-Lasko, Alexander K. Miller, Reino C. Lanto, Jr., Scott Parliament, Eleanor V. Schwartz and Marvin M. Williamson (mark only one of the following lines):

         [ ] VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any):

                  ______________________________

         [  ]  VOTE WITHHELD

         B. Ratify Amendment to Certificate of Incorporation to Increase Authorized Common Stock

         For [  ]                    Against [  ]                   Abstain [  ]

         C.       Ratify the Adoption of the Innovo Group Inc. 1997 Stock Option
Plan

         For [  ]                    Against [  ]                   Abstain [  ]

         D. Ratify Amendment to Certificate of Incorporation to Create a Class of Preferred Stock

         For [  ]                    Against [  ]                   Abstain [  ]

         E. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals A, B, C and D.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

                                                Dated:____________________, 1997

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Signature if held jointly
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